CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Energroup Technologies Corporation (the "Registrant") on Form 10-KSB for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), We, Stephen R. Fry, President and director and Thomas J. Howells, Secretary,Treasurer and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


By/S/ Stephen R. Fry
-----------------
Stephen R. Fry
President and Director
Dated this 28th day of March, 2005


By/S/ Thomas J. Howells
-----------------
Thomas J. Howells
Secretary, Treasurer and Director
Dated this 24th day of March, 2005